Exhibit 10.2

March 15, 2005

Joseph A. García
14021 SW 67 Ct.
Miami, FL 33158

Dear Joseph A. García:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the “Plan”), and/or your Employment Agreement, if applicable, you have been granted a Nonqualified Stock Option, to purchase 25,000 shares (the “Option”) of Class A common stock as outlined below.

Granted To:	Joseph A. García

Grant Date:	March 7, 2005

Options Granted:	25,000

Option Price per Share:	$10.79	Total Cost to Exercise:	$269,750.00

Expiration Date:	March 7, 2015, unless terminated earlier.

Vesting Schedule:	50% immediately, 50% first yr as follows:

12,500 on 03/07/2005
12,500 on 03/07/2006

Transferability:	Not transferable except in accordance with the Plan.

Spanish Broadcasting System, Inc.

By:	/s/ Raúl Alarcón, Jr.
Raúl Alarcón, Jr.

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:	/s/ Joseph A. García	Date:	3/15/05
Joseph A. García

SBS TOWER	2601 SOUTH BAYSHORE DRIVE, PENTHOUSE II COCONUT GROVE, FLORIDA 33133	TEL (305) 441-6901	FAX (305) 446-5148